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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Annual Report (Form 10-K) of Dayton Hudson Corporation of our report dated March 3, 1997 included in the 1996 Annual Report to Shareholders of Dayton Hudson Corporation.

    Our audits also included the financial statement schedule of Dayton Hudson Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in Registration Statement Numbers 33-42364, 333-389 and 333-12915 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement Number 2-72549 and Registration Statement Numbers 33-6918, 33-66050 and 33-64013 on Form S-8 of our report dated March 3, 1997 with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Dayton Hudson Corporation.

                                       /s/ ERNST & YOUNG LLP
                                       ---------------------------------------
                                       Ernst & Young LLP

Minneapolis, Minnesota
April 16, 1997